EXHIBIT 4.12



                       B.O.S. BETTER ONLINE SOLUTIONS LTD.

                            SHARE PURCHASE AGREEMENT



                                   DATED AS OF

                                  MAY 24, 2005



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                            SHARE PURCHASE AGREEMENT

     This SHARE PURCHASE AGREEMENT (this "Agreement") is made and entered into as of May 24, 2005, by and among B.O.S Better Online Solutions Ltd., an Israeli company (the "Company"), and the other parties listed on SCHEDULE 1 hereto (each an "Investor" and collectively, the "Investors").

     WHEREAS, subject to the terms and conditions herein, the Investors desire to acquire from the Company, and the Company desires to issue to the Investors Ordinary Shares of the Company, par value NIS 4.00 each (each, a "Share" and collectively, the "Shares", and when referred to the shares to be purchased by each Investor, such number of shares as set forth opposite such Investor's name in the column labeled "No. of Shares" on SCHEDULE 1 hereto) for the amounts set forth in SCHEDULE 1 hereto.

     WHEREAS, the Company wishes to issue to the Investors warrants to purchase Shares in connection with the Investors' purchase of the Shares hereunder, and each Investor wishes to purchase such number of warrants as set forth opposite such Investor's name in the column labeled "No. of Warrants" on SCHEDULE 1 hereto, on the terms and conditions hereof;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors hereby agree as follows:

     1. AGREEMENT TO SELL AND PURCHASE.

          1.1 Subject to the satisfaction of the terms and conditions described in this Agreement, at the Closing (as defined below) the Company agrees to sell to each Investor, and each Investor severally and not jointly agrees to purchase from the Company, such number of Shares, against such amount, as is set forth opposite such Investor's name in the columns labeled "No. of Shares" and "Purchase Amount", respectively, on SCHEDULE 1 hereto, and reflecting a price of $2.30 per Ordinary Share.

          1.2 At the Closing, the Company shall issue and deliver to each of the Investors a Warrant in the form attached hereto as EXHIBIT A (the "WARRANTS") to purchase such number of Shares as is set forth opposite such Investor's name in the columns labeled "No. of Warrants". The Warrants shall be exercisable for a period of three (3) years from the date of issuance (the "WARRANT ISSUE DATE"). The Warrants' exercise price shall be $2.50 per Share for the first year, and shall be increased to $2.75 per Share starting from the first anniversary of the Warrant Issue Date and to $3.03 per Share starting from the second anniversary of the Warrant Issue Date.

          1.3 The parties agree that during the period ending 30 days from the date hereof, SCHEDULE 1 hereto may be revised to reflect an additional investment (the "Additional Investment") by additional investors listed therein (the "Additional Investors"), such that the total investment in the Company pursuant to this Agreement shall be up to $2,500,000, provided however, that the shareholdings of any particular Additional Investor immediately following Closing shall not exceed 5% of the issued share capital of the Company, calculated as of immediately following the Closing (the "Condition"). The Company shall be obligated to accept the Additional Investment or any portion thereof, subject to the satisfaction of the Condition.

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     2. CLOSING. The execution and delivery of this Agreement shall occur upon delivery by facsimile of executed signature pages of this Agreement and all other documents, instruments and writings required to be delivered pursuant to this Agreement to Amit, Pollak, Matalon & Co., NYP Tower, 17 Yitzhak Sadeh St., Tel-Aviv 67775 Israel, attn: Shlomo Landress, Adv., Fax: (972) 3 561-3620. The closing of the purchase and sale of the Shares will take on June 30, 2005, on which date the conditions for Closing set forth in Sections 6 and 7 herein shall be satisfied in full or waived by the appropriate party thereunder , or at such different date as may be mutually acceptable to the Investors and the Company (the "Closing"). At the Closing, each Investor shall deliver to the Company payment in full (without deduction of any fees or taxes) for the Shares to be purchased by such Investor in the amount set forth opposite such Investor's name in the column labeled "Purchase Amount" on SCHEDULE 1, via wire transfer of immediately available funds or bank or cashier's check. At the Closing, the Company will deliver to each Investor (or Investor Representative, as the case may be), the share register of the Company, and a duly executed share certificate, both reflecting such number of shares set forth opposite such Investor's name in column labeled "No. of Shares", a Warrant validly executed by the Company, and a legal opinion of the Company's legal counsel in the form attached herein as EXHIBIT C.

     3. USE OF PROCEEDS. The Company shall use the proceeds from the transactions contemplated hereby to enhance the general working capital of the Company, to finance potential acquisitions or as otherwise decided by the Company's Board of Directors.

     4. REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company hereby represents and warrants to each Investor that:

          4.1 CORPORATE ORGANIZATION. The Company is a corporation duly incorporated and validly existing under the laws of Israel, and has the corporate power to own its property and to carry on its business as now being conducted. The Company's shares are traded on the Nasdaq National Market and on the Tel-Aviv Stock Exchange and as such it is subject to both US and Israeli Securities Laws.

          4.2 DUE AUTHORIZATION AND VALID ISSUANCE. The Company has the corporate power to enter into this Agreement and the Registration Rights Agreement (as defined below) (collectively, the "Transaction Documents"). The Transaction Documents have been, or will have been, at the time of their respective execution and delivery, duly executed and delivered by a duly authorized officer of the Company. Prior to the Closing of this Agreement, the Company shall have acted to complete all corporate action necessary on its part for the issuance, sale and delivery of the Shares. The Shares being purchased by the Investors hereunder will, upon issuance and payment therefore pursuant to the terms hereof, be duly authorized, validly issued, fully paid and nonassessable.

          4.3 BINDING AGREEMENT. The Transaction Documents constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as (i) such enforceability may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or similar laws relating to or affecting the rights of creditors and contracting parties generally, (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought, and (iii) rights to indemnity and contribution may be limited by Israeli or U.S. state or federal securities laws applicable to the Company or by the public policy underlying such laws.


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          4.4 NON-CONTRAVENTION. Neither the execution and delivery of the
     Transaction Documents, nor the consummation of the transactions or the performance of the obligations contemplated hereby and thereby will result in any violation or breach of Company's articles of association, by-laws, board resolutions, shareholders resolutions or any agreement to which the Company is a party.

          4.5 NO CONSENT. To the Company's best knowledge, and in reliance on the representations of the Investors given in Section 5 hereof, except for reporting obligations and approvals required under applicable security laws and market regulations in Israel and the United States and for approvals by the Office of the Chief Scientist and the Investment Center of the Ministry of Industry, Trade and Labor (if required), no consent of any governmental body or third party is required to be made or obtained by the Company in connection with the execution and delivery of the Transaction Documents by the Company or the consummation by the Company of the transactions or the performance of the obligations contemplated hereby and thereby by the Company.

          4.6 CAPITALIZATION. The authorized share capital of the Company consists as of the date hereof: 8,750,000 Ordinary Shares, par value NIS
     4.00 per share, of which, as of March 31, 2005, 4,838,651 Ordinary Shares are issued and outstanding, 1,566,658 Ordinary shares are reserved for issuance upon the exercise of warrants and of employee, director and consultant options already granted by the Company and further 40,930 Ordinary Shares (which number is proposed to be increased by 375,000 subject to the Company's shareholders' approval) are reserved for issuance under the Company's 2003 Israeli Share Option Plan, upon the exercise of options to be granted thereunder. Any change in the above capitalization between the date hereof and the date of the Closing shall not constitute a default under this Agreement, provided, however, that such change is the result of the conversion or exercise of outstanding convertible securities, options or warrants of the Company that were granted or issued prior to the date hereof. Except as set forth above, in the Company's Filings under the Securities Exchange Act of 1934 (the "Exchange Act Filings") or in the Company's Audited Financial Statements (as defined below) there are no outstanding warrants or options or other rights to purchase the Company's shares.

          4.7 FINANCIAL STATEMENTS.

               (a) The audited consolidated financial statements of the Company as of December 31, 2004 and the related notes thereto, as filed by the Company with the Securities and Exchange Commission under Form 6-K on March 30, 2005 and on April 5, 2005 (the "AUDITED FINANCIAL STATEMENTS"), are true, correct and complete in all material respects and fairly present the financial position of the Company as of their respective dates, and have been prepared in accordance with the books and records of the Company as at the applicable dates and for the applicable periods. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified, except as may be disclosed in the notes to such financial statements, or as may be permitted by the Securities and Exchange Commission and except as disclosed in the filings the Company made in connection with such statements, if any.


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               (b) Other than as reported in the Company's current reports, since December 31, 2004, there has not been any event or material adverse change in the business or financial conditions of the Company as reflected in the financial statements which, individually or collectively with other events or changes, could have a material adverse effect on the Company.

          4.8 LEGAL PROCEEDINGS. Except as disclosed in the Company's public filings, there is no material legal or governmental proceeding pending or, to the knowledge of the Company, threatened to which the Company is or may be a party.

          4.9 INTELLECTUAL PROPERTY. (i)The Company, either directly or through its subsidiaries, owns or possesses sufficient rights to use all material patents, patent rights, trademarks, copyrights, licenses, inventions, trade secrets, trade names and know-how (collectively, "Intellectual Property") described or referred to in the Company's public filings as owned or possessed by it, except where the failure to currently own or possess would not have a material adverse effect on the Company, (ii) to the knowledge of the Company, the Company is not infringing, nor has it received any notice of, any asserted infringement of, any rights of a third party with respect to any Intellectual Property that, individually or in the aggregate, would have a material adverse effect on the Company.

          4.10 COMPLIANCE WITH LAW. To the knowledge of the Company, the business of the Company is conducted in accordance with applicable laws, including without limitation securities laws and regulations, except to extent that, individually or in the aggregate, would not cause a material adverse effect on the Company.

          4.11 DISCLOSURE. The representations and warranties of the Company contained in this Section 4 as of the date hereof and as of the Closing, and the Company's Exchange Act Filings, as of their respective dates, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein, in light of the circumstances under which they are made, not misleading. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting the transaction contemplated in the Transaction Documents and other transactions in securities of the Company.

     5. REPRESENTATIONS OF THE INVESTORS. Each of the Investors severally but not jointly represents to the Company that:

          5.1 ENFORCEABILITY. If such Investor is a corporation, partnership, limited liability company, trust or other entity, (i) it is authorized and qualified and has full right and power to become an investor in the Company, is authorized to purchase the Shares and to perform its obligations pursuant to the provisions hereof, (ii) the person signing the Transaction Documents to which such Investor is a party and any other instrument executed and delivered therewith on behalf of such Investor has been duly authorized by such entity and has full power and authority to do so, and (iii) such Investor has not been formed for the specific purpose of acquiring an interest in the Company.

          5.2 RESTRICTIONS ON TRANSFERABILITY AND HEDGING.


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               5.2.1 Such Investor understands that (i) the Shares have not been registered under the Securities Act of 1933, or under the laws of any other jurisdiction; (ii) such Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act and, where required, under the laws of other jurisdictions or unless an exemption from registration is then available; and (iii) there is now no registration statement on file with the Securities and Exchange Commission with respect to the Shares to be purchased by the Investor.

               5.2.2 Such Investor acknowledges and agrees that the certificates representing the Shares shall bear restrictive legends as counsel to the Company may determine are necessary or appropriate, including without limitation, legends under applicable securities laws similar to the following:

     "The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be sold, transferred, assigned or otherwise disposed of in the absence of an effective registration statement with respect to the shares evidenced by this certificate, filed and made effective under the Securities Act of 1933, or an opinion of the Company's counsel that registration under such Act is not required."

               5.2.3 The Company will not register any transfer of Shares not made in accordance with applicable law.

          5.3 OFFSHORE TRANSACTION. Such Investor is not a "U.S. Person", as such term is defined in Regulation S under the Securities Act of 1933, its principal address is outside the United States and it has no present intention of becoming a resident of (or moving its principal place of business to) the United States. Such Investor was located outside the United States at the time any offer to sell and any other action in connection with such offer and sale was made to such Investor and at the time that the buy order was originated by the Investor. The Shares are being acquired solely for such Investor's own account, and in no event and without derogating from the foregoing, for the account or the benefit of a U.S. person.

          5.4 INVESTMENT PURPOSES. The Shares are being acquired for investment purposes. The Shares are not being purchased with a view to, or for sale in connection with, any distribution or other disposition thereof. The Investor has no present plans to enter into any contract, undertaking, agreement or arrangement for any such resale, distribution or other disposition and it will not divide its interest in the Company's Shares with others, resell or otherwise distribute the Shares in violation of federal or state US Securities laws or the Israeli Securities Law.

          5.5 INFORMATION AND ADVICE.

               5.5.1 Without derogating from the Company's representations and relying thereon, such Investor has carefully reviewed and understands the risks of a purchase of the Shares. In connection with such Investor's investment in the Company, it has obtained the advice of its own investment advisors, counsel and accountants (the "Advisors"). Such Investor and its Advisors have reviewed the Company's public filings


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          5.6 SOPHISTICATION AND RISK.

               5.6.1 It has such knowledge and experience in financial and business matters, that it is capable of evaluating, and has evaluated, the merits and risks of the Offering. By reason of its business or financial experience, it has the capacity to protect its interests in connection with an investment in the Company.

               5.6.2 It understands that no Israeli or U.S. federal or state agency has passed upon the Shares or made any finding or determination as to the fairness of the transactions contemplated in the Transaction Documents.

               5.6.3 It understands that the Shares are speculative investments which involve a high degree of risk, including the risk that such Investor might lose its entire amount invested in the Company.

               5.6.4 It understands that any tax benefits that may be available to such Investor may be lost through adoption of new laws, amendments to existing laws or regulations, or changes in the interpretation of existing laws and regulations.

               5.6.5 It has the financial ability to bear the economic risk of its investment in the Company and has adequate net worth and means of providing for the Investor's current needs and contingencies to sustain a complete loss of the Investor's investment and has no need for liquidity in the Investor's investment in the Company.

               5.6.6 It is an "Accredited Investor," as such term is defined in Rule 501 of Regulation D under the Securities Act of 1933.

          5.7 NO SOLICITATION. At no time was such Investor presented with or solicited by any leaflet, public promotional meeting, newspaper or magazine article, radio or television advertisement or any other form of general advertising or general solicitation concerning the Offering.

          5.8 BROKER-DEALER. The Investor is not a broker-dealer, nor is it an affiliate of any broker-dealer.

          5.9 FURTHER INDEBTEDNESS. Such Investor acknowledges that no provision of the Transaction Documents executed and delivered by the Company in connection with this Agreement restricts, or shall be construed to restrict, in any way the ability of the Company to incur indebtedness or to issue share capital or other equity securities (or securities convertible into equity securities) of the Company or to grant liens on its property and assets.


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          5.10 VOTING AND/OR INVESTMENT CONTROL OVER THE INVESTOR. Each Investor
     has made available to the Company or shall make available to the Company, upon the Company's reasonable request made pursuant to a demand of any regulatory authority or in accordance with any applicable rule or regulation, a list of individuals who have or share voting and/or investment control over such Investor. The Investor shall update such list as reasonably requested by the Company to comply with request for such information from any regulatory body.

          5.11 HOLDINGS. SCHEDULE 1 attached hereto reflects the holdings of the Company's shares by each Investor and its affiliates as of the date hereof, and as of the Closing.

          5.12 AVAILABILITY OF EXEMPTIONS. The Investor understands that the Shares are being offered and sold in reliance on a transactional exemption or exemptions from the registration requirements of Israeli and U.S. Federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the applicability of such exemptions and the suitability of such Investor to acquire the Shares.

          5.13 DISCLOSURE. The representations and warranties of the Investor contained in this Section 5 as of the date hereof and as of the Closing, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or necessary to make the statements herein, in light of the circumstances under which they are made, not misleading. Each Investor understands and confirms that the Company will rely on the foregoing representations in effecting the transaction contemplated in the Transaction Documents and other transactions in securities of the Company.

     6. CONDITIONS OF EACH INVESTOR'S OBLIGATION AT THE CLOSING. The obligation of each Investor to purchase its respective Shares is subject to the fulfillment or waiver by such Investor prior to or on the date of the Closing of the conditions set forth in this Section 6. In the event that any such condition is not satisfied to the satisfaction of an Investor, then such non-satisfied Investor shall not be obligated to proceed with the purchase of such securities.

          6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company under this Agreement shall be true in all material respects as of the Closing, with the same effect as though made on and as of such date.

          6.2 COMPLIANCE WITH AGREEMENTS. The Company shall have performed and complied in all material respects with all agreements or conditions required by this Agreement to be performed and complied with by it prior to or as of the Closing.

          6.3 REGISTRATION RIGHTS AGREEMENT. As of the Closing, the Registration Rights Agreement in the form attached hereto as EXHIBIT B (the "Registration Rights Agreement") shall have been executed and delivered by the Company and each Investor.

          6.4 WARRANTS. As of the Closing, the Warrants shall have been executed and delivered by the Company and each Investor.


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          6.5 ISSUANCE OF SHARES. As of the Closing, the Shares purchased by the
     Investors shall have been duly issued to the Investors.

          6.6 NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

          6.7 GOVERNMENT APPROVALS. The Company shall have received all necessary approvals by the Office of the Chief Scientist and the Investment Center of the Ministry of Industry, Trade and Labor with respect to the transactions contemplated hereby. The Investors shall have executed any confirmations required by the Office of Chief Scientist for the grant of such approvals.

          6.8 SHAREHOLDERS APPROVAL. The consummation of the transactions and the performance of the Company's obligations contemplated hereby, including the issuance of the Shares and the Warrants shall have been approved by the Company's shareholders.

          6.9 NOTICES TO NASDAQ AND THE TASE. The Company shall have made all required filings of notices with Nasdaq and the Tel Aviv Stock Exchange.

     7. CONDITIONS OF THE COMPANY'S OBLIGATION AT THE CLOSING. The obligation of the Company to issue the Shares to the Investors at the Closing is subject to the fulfillment or waiver by the Company prior to or on the Closing of the conditions set forth in this Section 7. In the event that any such condition is not satisfied to the satisfaction of the Company, then the Company shall not be obligated to proceed with the sale of the securities under this Agreement.

          7.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of all Investors under this Agreement shall be true in all material respects as of the Closing, with the same effect as though made on and as of such date.

          7.2 COMPLIANCE WITH AGREEMENTS. All Investors shall have performed and complied in all respects with all agreements or conditions required by this Agreement to be performed and complied with by it prior to or as of the Closing.

          7.3 REGISTRATION RIGHTS AGREEMENT. As of the Closing, the Registration Rights Agreement shall have been executed and delivered by all of the Investors.

          7.4 NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

          7.5 DELIVERY OF PURCHASE AMOUNT. Each of the Investors shall have delivered to the Company its respective Purchase Amount for the Shares at the Closing Date.


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          7.6 GOVERNMENT APPROVALS. The Company shall have received all necessary approvals by the Office of the Chief Scientist and the Investment Center of the Ministry of Industry, Trade and Labor with respect to the transactions contemplated hereby. The Investors shall have executed the confirmations required by the Office of Chief Scientist for the grant of such approvals.

          7.7 SHAREHOLDERS APPROVAL. The consummation of the transactions and the performance of the Company's obligations contemplated hereby, including the issuance of the Shares and the Warrants shall have been approved by the Company's shareholders.

          7.8 NOTICES TO NASDAQ AND THE TASE. The Company shall have made all required filings of notices with Nasdaq and the Tel Aviv Stock Exchange.

          7.9 DESIGNATION OF INVESTORS' REPRESENTATIVES. Each Investor who is not organized under Israeli law shall have delivered to the Company a written notice designating a representative in Israel for the purpose of receipt of the shares certificate (the "Investor's Representative").

          7.10 The Company shall use commercially reasonable efforts to provide for the fulfillment of all conditions set forth in Sections 7.6 7.7 and 7.8 hereof. In the event that such conditions for closing are not satisfied within 120 days from the date hereof, then without derogating from any remedy to which the Investors shall be entitled to, each of the Investors shall be entitled to terminate this Agreement with respect to itself.

     8. COVENANTS OF THE COMPANY AND THE INVESTORS REGARDING INDEMNIFICATION.

          8.1 COMPANY INDEMNIFICATION. The Company agrees to indemnify, hold harmless, reimburse and defend each Investor, each of the Investor's officers, directors, agents, affiliates, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon such Investor which results, arises out of or is based upon:
     (i) any misrepresentation by the Company or any breach of any warranty by the Company in this Agreement; or (ii) any breach or default in performance by Company of any covenant or undertaking to be performed by Company hereunder or under any other agreement entered into by the Company and Investor relating hereto or thereto.

          8.2 INVESTORS' INDEMNIFICATION. Each Investor agrees to indemnify, hold harmless, reimburse and defend the Company and each of the Company's officers, directors, agents, affiliates, control persons and principal shareholders, at all times against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company or such other parties, which results, arises out of or is based upon: (i) any misrepresentation by such Investor or breach of any warranty by the Investor in this Agreement; or
     (ii) any breach or default in performance by the Investor of any covenant or undertaking to be performed by the Investor hereunder.


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          8.3 LISTING. The Company shall promptly secure the listing of the
     Ordinary Shares issuable upon the exercise of the Warrant on the NASDAQ National Market or on any other market upon which the Company's Ordinary Shares are then listed (the "Principal Market") (subject to official notice of issuance) and shall maintain such listing so long as any other Ordinary Shares shall be so listed. The Company will maintain the listing of its Ordinary Shares on the Principal Market, and will comply in all material respects with the Company's reporting, filing and other obligations under applicable laws and regulations.

          8.4 MARKET REGULATIONS. The Company shall notify the SEC, NASDQ, the Israeli Securities Authority and the Tel-Aviv Stock Exchange, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Shares to the Investors.

          8.5 REPORTING REQUIREMENTS. The Company will timely file with the SEC all reports required to be filed pursuant to the Exchange Act by foreign private issuers and refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination.

          8.6 REISSUANCE OF SECURITIES. The Company agrees to reissue certificates representing the Shares without the legends at such time as:

          (a) The holder thereof is permitted to dispose of such Shares pursuant to Rule 144 under the Securities Act or any other applicable law or regulation; or

          (b) Upon resale subject to an effective registration statement after such Securities are registered under the Securities Act.

The Company agrees to cooperate with the Investor in connection with all resales pursuant to Rule 144(d) and Rule 144(k) and provide legal opinions necessary to allow such resales provided the Company and its counsel receive reasonably requested representations from the selling Investor and its broker.

     9. CONFIDENTIALITY. Any information disclosed to each of the Investors or their respective Advisors, which has not previously been made available to the general public by the Company, if any, shall be considered Confidential Information. Each Investor acknowledges the confidential nature of the Confidential Information it may have received, and agrees that the Confidential Information is the valuable property of the Company. Each Investor agrees that it and its Advisors shall not reproduce any of the Confidential Information without the prior written consent of the Company, nor shall they use any Confidential Information for any purpose except as permitted by and in the performance of this Agreement, or divulge all or any part of the Confidential Information to any third party. The confidentiality obligations undertaken hereunder will remain in full force and effect regardless of the execution and consummation or termination of this Agreement.


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     10. MISCELLANEOUS.

          10.1 AMENDMENTS. This Agreement may be modified, supplemented or amended only by a written instrument executed by all of the parties.

          10.2 NOTICES. Any notice that is required or provided to be given under this Agreement shall be deemed to have been sufficiently given and received for all purposes, (i) when delivered in writing by hand, upon delivery; (ii) if sent via facsimile, upon transmission and electronic confirmation of receipt (and if transmitted and received on a non-business day, on the first business day following transmission and electronic confirmation of receipt), (iii) seven (7) business days (and fourteen (14) business days for international mail) after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or
     (iv) three (3) business days after being sent by internationally overnight delivery providing receipt of delivery, to the following addresses:


          if to the Company, B.O.S. Better On Line Solutions Ltd., Beit Rabin, 100 BOS Road, Teradyon Industrial Park, Misgav 20179, Israel attn: Mr. Nehemia Kaufman, CFO, facsimile: (972) 4 999-0334, with a copy to Amit, Pollak Matalon & Co., NYP Tower, 17 Yitzhak Sadeh St., Tel-Aviv 67775 Israel attn: Shlomo Landress, Adv. Fax: (972) 3 561-3620; or at any other address designated by the Company to the Investors in writing;

          if to an Investor, to its address listed on SCHEDULE 1 hereto or at any other address designated by the Investor to the Company in writing.

          10.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein or in any Transaction Document shall survive after the execution and delivery of this Agreement or such certificate or document, as the case may be, for a period of 24 months from the Closing. All covenants and agreements in any Transaction Documents shall survive in accordance with their terms. This Section shall survive the termination of this Agreement for any reason.

          10.4 DELAYS OR OMISSIONS; WAIVER. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party under this Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any breach or default, or an acquiescence thereto, or of a similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

          10.5 OTHER REMEDIES. Any and all remedies herein expressly conferred upon a party shall be deemed cumulative with, and not exclusive of, any other remedy conferred hereby or by law on such party, and the exercise of any one remedy shall not preclude the exercise of any other.

          10.6 ENTIRE AGREEMENT. This Agreement and the exhibits and schedules hereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto.

          10.7 HEADINGS. All section headings herein are inserted for convenience only and shall not modify or affect the construction or interpretation of any provision of this Agreement.

          10.8 SEVERABILITY. Should any one or more of the provisions of this Agreement (including its exhibits and schedules) or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement, shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision, which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

          10.9 ASSIGNMENT. This Agreement may not be assigned in whole or in part by any Investor without the prior written consent of the Company.

          10.10 GOVERNING LAW AND VENUE. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Israel, without regard to conflict of laws provisions. Any dispute arising under or in relation to this Agreement shall be adjudicated in the competent court of Tel Aviv-Jaffa district only, and each of the parties hereby submits irrevocably to the exclusive jurisdiction of such court.

          10.11 EXPENSES. The Company shall pay reasonable fees plus expenses and VAT of one legal counsel representing the Investors up to a maximum of $15,000 plus VAT.

          10.12 BROKER'S OR FINDER'S FEES. It is acknowledged that the Company has used Cukierman & Co. Investment House Ltd. as its financial advisor for the transactions contemplated hereby (the "Broker"). The Company will pay the Broker fees in an amount equal to six percent (6%) plus VAT (as applicable) of all proceeds generated from the transactions contemplated hereby. It is hereby clarified, that the Investors shall not be liable to pay the Broker any broker's or finder's fee or any other commission or similar fee, directly or indirectly, on account of any action taken by the Company in connection with any of the transactions contemplated under this Agreement.

          10.13 COUNTERPARTS. This Agreement may be executed concurrently in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          10.14 FURTHER ACTIONS. At any time and from time to time, each party agrees, without further consideration, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.)

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first set forth above.



   B.O.S. BETTER ON LINE SOLUTIONS LTD.

   By:____________________________

         Name: ______________________

         Title: _______________________


   CATALYST FUND L.P.

   By:____________________________

         Name: ______________________

         Title: _______________________




   _____________________________

   By:____________________________

         Name: ______________________

         Title: _______________________

                                   SCHEDULE 1


                                                                            PRE-CLOSING SHARE        POST-CLOSING SHARE
 INVESTOR'S NAME AND        PURCHASE         NO. OF        NO. OF                HOLDINGS                 HOLDINGS
       ADDRESS               AMOUNT          SHARES       WARRANTS         (EXCLUDING WARRANTS)     (EXCLUDING WARRANTS)
       -------               ------          ------       --------         --------------------     --------------------
                                                                          AMOUNT        PERCENT     AMOUNT      PERCENT
                                                                          ------        -------     ------      -------

CATALYST FUND L.P.        US$   793,500      345,000       207,000        947,275        19.58%    1,292,275     22.31%

ADDITIONAL INVESTORS

Brada Investments         US$   500,000      217,391       130,434           0.00         0.00%      217,391      3.75%
Limited
273 main St.,
Gibraltar

Arizona Maritime Inc.     US$   200,000       86,956        52,174           0.00         0.00%       86,956       1.5%
c/o Lyras Financial
Services Ltd.,
24-26 Baltic St.,
London, EC1Y 0RP,
England


Egean Financiera          US$   200,000       86,956        52,174           0.00         0.00%       86,956       1.5%
Corporation
c/o Halkdon Shipping
Corp.
85 Akti Mlaouli & 2
Flessa St., 185 38
Piraeus, Greece

Vamos Inc.                US$   250,000      108,695        65,217         89,286         1.85%      197,981      3.42%
c/o Gise
37 G. Sisini St.
Athens 115 28, Greece

Meitav Gemel Ltd.         US$   250,010      108,700        65,220           0.00         0.00%      108,700      1.87%
40 Ainshten St.
P.O Box 39511
Tel Aviv 61540
Israel

      Total Additional
            Investment    US$ 1,400,010

      Total Investment    US$ 2,193,510

                                    EXHIBIT A

                                     WARRANT

          THIS WARRANT AND THE ORDINARY SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS WARRANT AND THE ORDINARY SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO B.O.S. BETTER ON-LINE SOLUTIONS LTD. THAT SUCH REGISTRATION IS NOT REQUIRED.

              Right to Purchase up to _________ Ordinary Shares of
                      B.O.S. BETTER ON-LINE SOLUTIONS LTD.
                   (subject to adjustment as provided herein)

                        ORDINARY SHARES PURCHASE WARRANT

No. _________________                               Issue Date:  _________, 2005

     B.O.S. BETTER ON-LINE SOLUTIONS LTD. a corporation incorporated under the laws of the State of Israel hereby certifies that, for value received, ________________, or assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company (as defined herein) from and after the Issue Date of this Warrant and at any time or from time to time before 5:00 p.m., New York time, through the close of business June 30, 2008 (the "Expiration Date"), up to ______ fully paid and nonassessable Ordinary Shares (as hereinafter defined), NIS 4.00 nominal value per share, at the applicable Exercise Price per share (as defined below). The number and character of such Ordinary Shares and the applicable Exercise Price per share are subject to adjustment as provided herein.

     As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

          (a) The term "Company" shall include B.O.S. Better On-Line Solutions Ltd. and any corporation which shall succeed, or assume the obligations of, B.O.S. Better On-Line Solutions Ltd. hereunder.

          (b) The term "Ordinary Shares" includes (i) the Company's Ordinary Shares, nominal value NIS 4.00 per share; and (ii) any other securities into which or for which any of the securities described in (i) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

          (c) The term "Other Securities" refers to any shares (other than Ordinary Shares) and other securities of the Company or any other person (corporate or otherwise) which the Holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Ordinary Shares, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Ordinary Shares or Other Securities pursuant to Section 4 or otherwise.

          (d) The "Exercise Price" applicable under this Warrant shall be a price of $2.50 per Ordinary Share during for the first year for the Issue Date, and shall be increased to $2.75 per Ordinary Share starting from the first anniversary of the Issue Date and to $3.03 per Share starting from the second anniversary of the Issue Date.

     Capitalized terms used herein without definition shall have the meanings ascribed to such terms in that Share Purchase Agreement dated as of the date hereof by and among the Company and the Investors (as defined therein).

1.   EXERCISE OF WARRANT.

     1.1 NUMBER OF SHARES ISSUABLE UPON EXERCISE. From and after the date hereof through and including the Expiration Date, the Holder shall be entitled to receive, upon exercise of this Warrant in whole or in part, by delivery of an original or fax copy of an exercise notice in the form attached hereto as Exhibit A (the "Exercise Notice") and payment in accordance with Section 2.2 below, Ordinary Shares of the Company (the "Warrant Shares"), subject to adjustment pursuant to
          Section 4.

     1.2 FAIR MARKET VALUE. For purposes hereof, the "Fair Market Value" of an Ordinary Share as of a particular date (the "Determination Date") shall mean:

          (a) If the Company's Ordinary Shares are traded on the American Stock Exchange or another national exchange or are quoted on the National or SmallCap Market of The Nasdaq Stock Market, Inc. ("Nasdaq"), then the closing or last sale price, respectively, reported for the last business day immediately preceding the Determination Date.

          (b) If the Company's Ordinary Shares are not traded on the American Stock Exchange or another national exchange or on the Nasdaq but is traded on the NASD OTC Bulletin Board, then the mean of the average of the closing bid and asked prices reported for the last business day immediately preceding the Determination Date.

          (c) If (a) and (b) are not applicable but the Company's Ordinary Shares are traded on the Tel-Aviv Stock Exchange, then the closing price reported for the last business day immediately preceding the Determination Date.

          (d) Except as provided in clause (e) below, if the Company's Ordinary Shares are not publicly traded, then as shall be mutually agreed between the Company and the Holder, or, if the Company and the Holder are not able to reach an agreement within two (2) business days from the date of the Exercise Notice, as shall be determined by an appraiser the identity of which shall be agreed upon by the Holder and the Company, or, if the Holder and the Company fail to reach an agreement as to the appraisers identity, the identity of such appraiser shall be determined by the Chairman of the Israeli Bar Association.

          (e) If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company's Articles of Association (the "Articles"), then all amounts to be payable per share to holders of the Ordinary Shares pursuant to the Articles in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Ordinary Shares in liquidation under the Articles, assuming for the purposes of this clause (e) that all of the Ordinary Shares then issuable upon exercise of the Warrant are outstanding at the Determination Date.

     1.3 COMPANY ACKNOWLEDGMENT. The Company will, at the time of the partial exercise of the Warrant, upon the request of the Holder hereof acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such partial exercise in accordance with the provisions of this Warrant. If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder any such rights.

2.   PROCEDURE FOR EXERCISE.

     2.1 DELIVERY OF SHARE CERTIFICATES, ETC., ON EXERCISE. The Company agrees that the Ordinary Shares purchased upon exercise of this Warrant shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares in accordance herewith. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within three (3) business days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable Ordinary Shares (or Other Securities) to which the Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share, together with any other shares or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 1 or otherwise.

     2.2 EXERCISE. (a) Payment may be made either (i) in cash, by wire transfer or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Exercise Price, (ii) by delivery of the Warrant, or Ordinary Shares receivable upon exercise of the Warrant in accordance with Section (b) below, or (iii) by a combination of any of the foregoing methods, for the number of Ordinary Shares specified in such Exercise Notice (as such exercise number shall be adjusted to reflect any adjustment in the total number of Ordinary Shares issuable to the Holder per the terms of this Warrant) and the Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable Ordinary Shares (or Other Securities) determined as provided herein.

     (b) Notwithstanding any provisions herein to the contrary, if the Fair Market Value of one Ordinary Share is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Exercise Notice in which event the Company shall issue to the Holder a number Ordinary Shares computed using the following formula:

     X=    Y       (A-B)
                 ---------
                     A

     Where

     X =  the number of Ordinary Shares to be issued to the Holder

     Y = the number of Ordinary Shares purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

     A = the Fair Market Value of one of the Company's Ordinary Shares (at the date of such calculation)

     B =  Exercise Price (as adjusted to the date of such calculation)

3.   EFFECT OF REORGANIZATION, ETC.; ADJUSTMENT OF EXERCISE PRICE.

     3.1 REORGANIZATION, CONSOLIDATION, MERGER, ETC. In case at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person, including the sale of substantially all of the Company's outstanding share capital to a corporate third party, in consideration for such third party's securities, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the Holder of this Warrant, on the exercise hereof as provided in Sections 1 and 2 at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Ordinary Shares (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the shares and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Section 4.

     3.2 EXTRAORDINARY EVENTS REGARDING ORDINARY SHARES. In the event that the Company shall (a) issue additional shares as a dividend or other distribution on outstanding Ordinary Shares, (b) subdivide its outstanding Ordinary Shares, or (c) combine its outstanding Ordinary Shares into a smaller number of Ordinary Shares, then, in each such event, the Exercise Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Exercise Price by a fraction, the numerator of which shall be the number of Ordinary Shares outstanding immediately prior to such event and the denominator of which shall be the number of Ordinary Shares outstanding immediately after such event, and the product so obtained shall thereafter be the Exercise Price then in effect. The Exercise Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this
          Section 3.2. The number of Ordinary Shares that the Holder of this Warrant shall thereafter, on the exercise hereof be entitled to receive shall be increased or decreased, as the case may be, to a number determined by multiplying the number of Ordinary Shares that would otherwise (but for the provisions of this Section 3.2) be issuable on such exercise by a fraction of which (a) the numerator is the Exercise Price that would otherwise (but for the provisions of this Section 3.2) be in effect, and (b) the denominator is the Exercise Price in effect on the date of such exercise.

     4. CERTIFICATE AS TO ADJUSTMENTS. In each case of any adjustment or readjustment in the Ordinary Shares (or Other Securities) issuable on the exercise of the Warrant, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional Ordinary Shares (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of Ordinary Shares (or Other Securities) outstanding or deemed to be outstanding, and (c) the Exercise Price and the number of Ordinary Shares to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Holder of the Warrant.

     5. RESERVATION OF SHARES, ETC., ISSUABLE ON EXERCISE OF WARRANT. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrant, Ordinary Shares (or Other Securities) from time to time issuable on the exercise of the Warrant.

     6. REPRESENTATIONS AND WARRANTIES BY THE HOLDER. The Holder represents and warrants to the Company as follows:

     6.1 Holder understands that the Warrant is being offered and sold pursuant to an exemption or exemptions from registration requirements of Israeli and US Federal and state securities laws and that the Company is relying upon the truth and accuracy of Holder's representations contained in that Share Purchase Agreement of even date herewith, including, without limitation, that the Holder is an "accredited investor" within the meaning of Regulation D under the Securities Act of 1933.

     6.2 Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Holder is able to bear the economic risk of this investment.

     6.3 Holder is acquiring the Warrant and the Ordinary Shares issuable upon exercise of the Warrant for its own account for investment only, and not as a nominee or agent and not with a view towards or for resale in connection with their distribution.

     7. ASSIGNMENT; EXCHANGE OF WARRANT. Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered Holder hereof (a "Transferor") in whole or in part. On the surrender for exchange of this Warrant, with the Transferor's endorsement in the form of Exhibit B attached hereto (the "Transferor Endorsement Form") and together with evidence reasonably satisfactory to the Company demonstrating compliance with applicable securities laws, which shall include, without limitation, a legal opinion from the Transferor's counsel that such transfer is exempt from the registration requirements of applicable securities laws, the Company at its expense (but with payment by the Transferor of any applicable transfer taxes) will record the transfer on the books of the Company and issue and deliver to or on the order of the Transferor thereof a new Warrant of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a "Transferee"), calling in the aggregate on the face or faces thereof for the number of Ordinary Shares called for on the face or faces of the Warrant(s) so surrendered by the Transferor.

     8. REPLACEMENT OF WARRANT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

     9. REGISTRATION RIGHTS. The Holder of this Warrant has been granted certain registration rights by the Company. These registration rights are set forth in a Registration Rights Agreement entered into by the Company and the Holder dated as of even date of this Warrant.

     10. RIGHTS OF SHAREHOLDERS. No Holder shall be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of the Ordinary Shares or any other securities of the Company, which may at any time be issuable upon the exercise of this Warrant for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of shares, reclassification of shares, change of nominal value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the Ordinary Shares issuable upon the exercise hereof shall have become deliverable, as provided herein.

     11. TRANSFER ON THE COMPANY'S BOOKS. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

     12. NOTICES, ETC. All notices and other communications from the Company to the Holder of this Warrant shall be deemed to have been sufficiently given and received for all purposes, (i) when delivered in writing by hand, upon delivery;
(ii) if sent via facsimile, upon transmission and electronic confirmation of receipt (and if transmitted and received on a non-business day, on the first business day following transmission and electronic confirmation of receipt),
(iii) seven (7) business days (and fourteen (14) business days for international mail) after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or (iv) three (3) business days after being sent by internationally overnight delivery providing receipt of delivery, to the address as may have been furnished to the Company in writing by such Holder or, until any such Holder furnishes to the Company an address, then to, and at the address of, the last Holder of this Warrant who has so furnished an address to the Company.

     13. MISCELLANEOUS. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be governed by and construed in accordance with the laws of the State of Israel without regard to principles of conflicts of laws. Any dispute arising under or in relation to this Agreement shall be adjudicated in the competent court of Tel Aviv-Jaffa district only, and each of the parties hereby submits irrevocably to the exclusive jurisdiction of such court. In the event that any provision of this Warrant is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision, which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Warrant. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK;
                            SIGNATURE PAGE FOLLOWS.]

     IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

                                            B.O.S. BETTER ON-LINE SOLUTIONS LTD.


                                             By:
                                                     ------------------------
                                             Name:
                                                     ------------------------
                                             Title:
------------------------                             ------------------------

                                    EXHIBIT A

                              FORM OF SUBSCRIPTION
                                    [omitted]

                                    EXHIBIT B

                         FORM OF TRANSFEROR ENDORSEMENT
                   (To Be Signed Only On Transfer Of Warrant)

                                    [omitted]

                                    EXHIBIT B

                          REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (this "Agreement") is made and entered into as of May 24, 2005, by and between B.O.S. Better Online Solutions Ltd., an Israeli corporation (the "Company"), and the other parties listed on Schedule 1 hereto (each an "INVESTOR" and collectively, the "INVESTORS"). The Company and the Investors shall be referred to herein collectively as the "PARTIES".

     This Agreement is made pursuant to the Share Purchase Agreement of even date hereof, by and between the Investors and the Company (the "Share Purchase Agreement").

     The Company and the Investor hereby agree as follows:

     1. DEFINITIONS. Capitalized terms used and not otherwise defined herein that are defined in the Share Purchase Agreement shall have the meanings given to such terms in the Share Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

     "AFFILIATE" of any specified person means any other person, directly or indirectly, controlling or controlled by or under common control with such specified person. For the purpose of this definition "control" as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities or by agreement or otherwise.

     "COMMISSION" means the Securities and Exchange Commission.

     "ORDINARY Shares" means the Company's Ordinary Shares, NIS 4.00 nominal value per share.

     "EFFECTIVENESS DATE" means the 365th day following the date hereof.

     "EFFECTIVENESS PERIOD" shall have the meaning set forth in Section 3(a).

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and any successor statute.

     "HOLDER" or "HOLDERS" means the Investor or any of its successors to the extent any of them hold Registrable Securities, provided that only registered holders of Registrable Securities shall be counted for purposes of calculating any proportion of holders entitled to take any action, receive any damages or give any notice pursuant to this Agreement.

     "INDEMNIFIED PARTY" shall have the meaning set forth in Section 5(c).

     "INDEMNIFYING PARTY" shall have the meaning set forth in Section 5(c).

     "MAJORITY HOLDERS" shall means the Holders of a majority of the then outstanding aggregate amount of Registrable Securities registered under a Registration Statement, provided that Registrable Securities which have been sold or otherwise transferred pursuant to the Registration Statement or Rule 144 shall not be included in the calculation of Majority Holders.

     "PROCEEDING" means an action, claim, suit, investigation or Proceeding (including, without limitation, an investigation or partial Proceeding, such as a deposition), whether commenced or threatened.

     "PROSPECTUS" means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

     "REGISTRABLE SECURITIES" means the Ordinary Shares purchased pursuant to the Share Purchase Agreement, the Ordinary Shares issued upon exercise of the Warrants, and any shares issued to the Investors in connection therewith prior to the date the Registration Statement was declared effective by the Commission, including bonus shares and shares granted pursuant to a share split.

     "REGISTRATION STATEMENT" means each registration statement required to be filed hereunder, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

     "RULE 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

     "RULE 415" means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, and any successor statute.

     "TRADING MARKET" means any of the NASD OTC Bulletin Board, NASDAQ SmallCap Market, the Nasdaq National Market, the American Stock Exchange, the New York Stock Exchange and the Tel Aviv Stock Exchange.

     "WARRANTS" means the warrants issued pursuant to the Share Purchase Agreement.

     2. All references in this Agreement to amendments or supplements to the Registration Statement, any preliminary Prospectus or Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act, after the date of such Registration Statement, preliminary Prospectus or Prospectus, as the case may be, which is incorporated by reference therein.

     3. REGISTRATION.

     (a) Not later then 90 days from the date of the Closing of the Share Purchase Agreement, the Company shall prepare and file with the Commission a Registration Statement covering the Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form F-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form F-3, in which case such registration shall be on another appropriate form in accordance herewith). The Company shall use its reasonable commercial efforts to cause the Registration Statement to become effective and remain effective as provided herein. The Company shall cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event no later than the Effectiveness Date. The Company shall use its reasonable commercial efforts to keep the Registration Statement continuously effective under the Securities Act until the date which is the earlier date of when (i) all Registrable Securities have been sold; (ii) all Registrable Securities may be sold by non-Affiliates of the Company immediately without registration under the Securities Act and without volume restrictions pursuant to Rule 144(k), as determined by the counsel to the Company on the basis of the Holders' representations, pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent; or (iii) the second anniversary of the Closing Date (the "Effectiveness Period").

     (b) If: (i) the Registration Statement is not declared effective by the Commission by the Effectiveness Date; (ii) after the Registration Statement is filed with and declared effective by the Commission, the Registration Statement ceases to be effective (by suspension, excluding a suspension of all trading on the Trading Market, or otherwise) as to all Registrable Securities to which it is required to relate at any time prior to the expiration of the Effectiveness Period (without being succeeded immediately by an additional registration statement filed and declared effective) for a period of time which shall exceed 30 days in the aggregate per year or more than 20 consecutive calendar days (defined as a period of 365 days commencing on the date the Registration Statement is declared effective); or (iii) at any time prior to the expiration of the Effectiveness Period the Ordinary Shares are not listed or quoted on any Trading Market, or are suspended from trading on any Trading Market (except for the Tel Aviv Stock Exchange) for a period of three (3) consecutive trading days (provided the Company shall not have been able to cure such trading suspension within 30 days of the notice thereof or list the Ordinary Stock on another Trading Market); (any such failure or breach being referred to as an "Event," and for purposes of clause (i) the date on which such Event occurs, or for purposes of clause (ii) the date which such 30 day or 20 consecutive day period (as the case may be) is exceeded, or for purposes of clause (iii) the date on which such three (3) trading day period is exceeded, being referred to as "Event Date"), then until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, equal to One Percent (1.0%) for each thirty (30) day period (prorated for partial periods) on a daily basis of the Unregistered Share Value. Unregistered Share Value shall mean the value of the Shares subject to registration hereunder (less any Shares that can then be freely sold by the Investors pursuant to any available exemption), which value shall be determined on the basis of the average closing price of the Shares on the Trading Market during the 10 days prior to the end of the applicable month.

     (c) While such Event continues, such liquidated damages shall be paid not less often than each thirty (30) days. Any unpaid liquidated damages as of the date when an Event has been cured by the Company shall be paid within seven (7) business days following the date on which such Event has been cured by the Company.

     (d) The Parties agree and acknowledge that any payment made by the Company pursuant to this Section 3 may be subject to tax, deduction, withholding or governmental charge under law, and the Company shall not be required to "gross-up" such payments to the benefit of the Investors hereunder.

     (e) Within three business days of the date on which the Registration Statement is declared effective, the Company shall cause its counsel to issue a blanket opinion in the form attached hereto as Exhibit A, to the transfer agent stating that the shares are subject to an effective registration statement and can be reissued free of restrictive legend upon notice of a sale by Investor and confirmation by Investor that it has complied with the prospectus delivery requirements, provided that the Company has not advised the transfer agent orally or in writing that the opinion has been withdrawn. Copies of the blanket opinion required by this Section 2(c) shall be delivered to Investor within the time frame set forth above.



     4. REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions hereof to effect the registration of any Registrable Securities under the Securities Act, the Company will:

     (a) prepare and file with the Commission the Registration Statement with respect to such Registrable Securities, respond as promptly as possible to any comments received from the Commission, and use its reasonable commercial efforts to cause the Registration Statement to become and remain effective for the Effectiveness Period with respect thereto, and promptly provide to the Investor copies of all filings and Commission letters of comment relating thereto;

     (b) prepare and file with the Commission such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement and to keep such Registration Statement effective until the expiration of the Effectiveness Period;

     (c) furnish to the Investor such number of copies of the Registration Statement and the Prospectus included therein (including each preliminary Prospectus) as the Investor reasonably may request to facilitate the public sale or disposition of the Registrable Securities covered by the Registration Statement;

     (d) list the Registrable Securities covered by the Registration Statement with any securities exchange on which the Ordinary Shares of the Company are then listed;

     (e) immediately notify the Investor at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event, of which the Company has knowledge, as a result of which the Prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

     (f) make available for inspection by the Investor and any attorney, accountant or other agent retained by the Investor, all relevant publicly available, non-confidential financial and other records, pertinent corporate documents and properties of the Company as is customary for due diligence examinations in connection with public offerings, and cause the Company's officers, directors and employees to supply all such relevant publicly available non-confidential information reasonably requested by the attorney, accountant or agent of the Investor.

     5. REGISTRATION EXPENSES. All expenses relating to the Company's compliance with Sections 2 and 3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees of the NASD, fees of transfer agents and registrars are called "Registration Expenses". All selling commissions applicable to the sale of Registrable Securities, are called "Selling Expenses." The Company shall only be responsible for all Registration Expenses and not for any Selling Expenses.

     6. INDEMNIFICATION.

     (a) In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the Investor, and its officers, directors and each other person, if any, who controls the Investor within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Investor, or such persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act pursuant to this Agreement, any preliminary Prospectus or final Prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Investor, and each such person for any reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon (A) any untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by or on behalf of the Investor or any such person in writing specifically for use in any such document; (B) use of the Registration Statement or the related Prospectus following a Discontinuation Event (as defined below), provided Investor received prior notice of such Discontinuation Event; or (C) if the Investor fails to deliver a Prospectus, as then amended or supplemented, provided that the Company shall have delivered to the Investor such Prospectus.

Notwithstanding the foregoing, the Company shall not be liable for any losses, claims, damages or liabilities by reason of any compromise, consent to entry of judgment, or settlement effected without the Company's prior written consent, which consent shall not be unreasonably withheld or conditioned.

     (b) In the event of a registration of the Registrable Securities under the Securities Act pursuant to this Agreement, the Investor will indemnify and hold harmless the Company, and its officers, directors and each other person, if any, who controls the Company within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact which was furnished in writing by the Investor to the Company expressly for use in (and such information is contained in) the Registration Statement under which such Registrable Securities were registered under the Securities Act pursuant to this Agreement, any preliminary Prospectus or final Prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such person for any reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Investor will be liable in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing to the Company by or on behalf of the Investor specifically for use in any such document.

     (c) Promptly after receipt by a party entitled to claim indemnification hereunder (an "Indemnified Party") of notice of the commencement of any action, such Indemnified Party shall, if a claim for indemnification in respect thereof is to be made against a party hereto obligated to indemnify such Indemnified Party (an "Indemnifying Party"), notify the Indemnifying Party in writing thereof, but the omission so to notify the Indemnifying Party shall not relieve it from any liability which it may have to such Indemnified Party hereunder, except for any liability which it may have to such Indemnified Party if and to the extent the Indemnifying Party is substantially prejudiced by such omission. In case any such action shall be brought against any Indemnified Party and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to the Indemnified Party, and, after notice from the Indemnifying Party to such Indemnified Party of its election so to assume and undertake the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party for any legal expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; if the Indemnified Party retains its own counsel, then the Indemnified Party shall pay all fees, costs and expenses of such counsel, provided, however, that, if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, the Indemnified Party shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred.

     (d) In order to provide for just and equitable contribution in the event of joint liability under the Securities Act in any case in which that an Indemnified Party or any officer, director or controlling person thereof, makes a claim for indemnification pursuant to this Section 5 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced, notwithstanding the fact that this Section 5 provides for indemnification in such case, then the Indemnifying Party will contribute to the aggregate losses, claims, damages or liabilities to which it may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the relative fault of the Indemnified Party as well as any other relevant equitable considerations. Relative fault shall be determined by reference to, among other things, whether any untrue statement or omission or alleged untrue statement of a material fact or the omission to state a material fact relates to information provided by the Indemnifying Party or the Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

     (e) The provisions of this Section 5 will remain in full force and effect and survive the sale by the Investor of the Registrable Securities covered by the Registration Statement.

     7. MISCELLANEOUS.

     (a) REMEDIES. In the event of a breach by the Company or by a Holder, of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.

     (b) COMPLIANCE. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

     (c) DISCONTINUED DISPOSITION. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of a Discontinuation Event (as defined below), such Holder will forthwith discontinue disposition of such Registrable Securities under the applicable Registration Statement until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph. For purposes of this Section 7(c), a "Discontinuation Event" shall mean (i) when the Commission notifies the Company whether there will be a "review" of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (the Company shall provide true and complete copies thereof and all written responses thereto to each of the Holders); (ii) any request by the Commission or any other Federal or state governmental authority for amendments or supplements to such Registration Statement or Prospectus or for additional information; (iii) the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; (v) the occurrence of any event or passage of time that makes the financial statements included in such Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

     (d) AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Majority Holders. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of certain Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

     NOTICES. Any notice or request hereunder may be given to the Company or the Investor at the respective addresses set forth for such Investor in the Share Purchase Agreement and in accordance with the notice provisions stipulated therein.

     (e) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto. The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder. Each Holder may not assign its respective rights hereunder (or any part thereof) without the prior written consent of the Company.

     (f) EXECUTION AND COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

     (g) GOVERNING LAW. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Israel, without regard to the principles of conflicts of law thereof. Each party irrevocably agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement shall be commenced exclusively in the competent court of Tel Aviv-Jaffa district only.

     (h) SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

     (i) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK;
                             SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

B.O.S. BETTER ONLINE SOLUTIONS LTD.


By:                                       By:
      ---------------------------                -------------------------------
Name:                                     Name:
      ---------------------------                -------------------------------
Title:                                    Title:
      ---------------------------                -------------------------------

ADDRESS FOR NOTICES:                      ADDRESS FOR NOTICES:

Beit Rabin
Teradyon Industrial Park, Misgav 20179
Israel
Attention:    Nehemia Kaufman, CFO        Attention:
Facsimile:    (972) 4 999-0334            Facsimile:

                                    EXHIBIT A

                                [Month __, 200__]

[Transfer Agent]


          Re: B.O.S. Better Online Solutions Ltd. Registration Statement on Form [F-3]
               -------------------------------------------------------------

     Ladies and Gentlemen:


     As counsel to B.O.S. Better Onlilne Solutions Ltd., an Israeli corporation (the "Company"), we have been requested to render our opinion to you in connection with the resale by the individuals or entitles listed on Schedule A attached hereto (the "Selling Shareholders"), of an aggregate of [amount] shares (the "Shares") of the Company's Ordinary Shares.

     A Registration Statement on Form [F-3] under the Securities Act of 1933, as amended (the "Act"), with respect to the resale of the Shares was declared effective by the Securities and Exchange Commission on [date]. Enclosed is the Prospectus dated [date]. We understand that the Shares are to be offered and sold in the manner described in the Prospectus.

     Based upon the foregoing, upon request by the Selling Shareholders at any time while the registration statement remains effective, it is our opinion that the Shares have been registered for resale under the Act and new certificates evidencing the Shares upon their transfer or re-registration by the Selling Shareholders may be issued without restrictive legend. The Company will advise you if the registration statement is not available or effective at any point in the future.

                                                     Very truly yours,


                                                     [Company counsel]

                                   SCHEDULE A
                                                                     Shares
Selling Shareholder                                                Being Offered
-------------------                                                -------------